                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March __, 1998, is between and among CONTIWEST CORPORATION, a Nevada corporation with offices at 277 Park Avenue, 38th Floor, New York, New York 10172 (the "Purchaser"), and CROWN NORTHCORP, INC., a Delaware corporation with offices at 1251 Dublin Road, Columbus, Ohio 43215 (the "Seller").

                                 WITNESSETH:

     WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, one share of the Series BB Convertible Preferred Stock, par value $.01 per share, of the Seller (the "Seller Preferred Stock"), and a warrant to purchase shares of the Common Stock, par value $.01 per share, of the Seller on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I
                            THE PURCHASE AND SALE

     SECTION 1.1. TERMS OF THE PURCHASE AND SALE. On the basis of and in reliance upon the representations and warranties set forth in Section 2.1 and
Article III, and subject to the terms and conditions set forth herein:

     (a) The Seller shall issue at the Closing (as hereinafter defined) to the Purchaser a certificate registered in the name of the Purchaser for one share (the "Closing Share") of Seller Preferred Stock.

     (b) The Seller shall issue at the Closing to the Purchaser a warrant (the "Warrant") to purchase up to 200,000 additional shares of the Common Stock, par value $.01 per share, of the Seller ("Seller Common Stock") in the form attached as Exhibit A hereto and hereby made a part hereof.

     (c) As consideration for the Closing Share and the Warrant, the Purchaser shall deliver at the Closing to the Seller $2,000,000 in cash, by certified check, or by wire transfer of immediately available funds to an account designated in writing by the Seller. The parties hereto agree that
(i) the consideration for the Closing Share shall be $1,999,990, and (ii) the consideration for the Warrant shall be $10.

     SECTION 1.2. THE CLOSING. The closing of the transactions contemplated by Section 1.1 (the "Closing") shall take place at such place and time on or before March ____, 1998 as the Purchaser and the Seller agree.

     SECTION 1.3. CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CONSUMMATE THE TRANSACTIONS TO BE CONSUMMATED HEREUNDER AT THE CLOSING. The obligations of the Purchaser to consummate the transactions to be consummated hereunder at the Closing are subject to the following conditions (unless waived by the Purchaser in its discretion):

     (a) ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS. All representations and warranties of the Seller contained in Article II of this Agreement shall be true and correct as of the Closing; as of the Closing the Seller shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by the Seller at or before such time by this Agreement; and the Purchaser shall have received a certificate executed by the Chairman of the Board and Chief Executive Officer of the Seller, dated the Closing Date, to that effect, substantially in the form of Exhibit B.

     (b) OPINION OF COUNSEL. The Seller shall have delivered to the Purchaser on the Closing Date the favorable opinions of each of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Seller and Stephen W. Brown, Secretary of the Seller, each dated as of such date, collectively addressing matters customarily addressed by counsel to an issuer with respect to transactions of this type as determined by the Purchaser and the Seller, and each in the form agreed upon by the Purchaser and the Seller, each in each case acting reasonably and in good faith.

     (c) OTHER CLOSING DOCUMENTS. The Seller shall have delivered to the Purchaser on or prior to the Closing such other documents as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (d) LEGAL ACTION. A party other than the Seller, the Purchaser, or any of their respective affiliates shall not have instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement or any of the other agreements, instruments, and other documents executed or to be executed and delivered pursuant hereto or in connection therewith (collectively, and including this Agreement, the "Operative Documents"), or to obtain substantial damages with respect thereto.

     (e) NO GOVERNMENTAL ACTION. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement or any of the other agreements, instruments, and other documents executed and delivered pursuant hereto or in connection herewith (collectively, the "Operative Documents"), by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Purchaser, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Agreement, (iii) imposes limitations on the ability of the Purchaser effectively to exercise full rights of ownership of the Closing Share and, when issued in accordance with the Warrant, the shares of Seller Common Stock issuable upon exercise of the Warrant (the "Warrant Shares"), including the right to vote, when issued in accordance with the Warrant, the Warrant Shares, on all matters properly presented to the stockholders of the Seller, or (iv) otherwise prohibits, restricts, or materially delays consummation of any of the transactions contemplated by this Agreement.

     (f) "BLUE-SKY" LAW COMPLIANCE. The Seller shall have received such consents, approvals, registrations, qualifications, and other authorizations from the state securities authorities having jurisdiction over the state in which the Purchaser then resides as shall be necessary for the Seller to legally issue the Closing Share and the Warrant to the Purchaser under the state securities laws of such state.

     (g) CONTRACTUAL CONSENTS NEEDED. The Seller shall have obtained at or prior to the Closing all consents, if any, required for the consummation of the transactions to be consummated hereunder at the Closing from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any of its consolidated subsidiaries or consolidated affiliates (each, a "Subsidiary", and collectively, the "Subsidiaries") is a party, or to which any of them or any of their respective businesses, properties, or assets are subject, or from any governmental body, authority, or tribunal.

     SECTION 1.4. CONDITIONS TO THE OBLIGATION OF THE SELLER TO CONSUMMATE THE TRANSACTIONS TO BE CONSUMMATED HEREUNDER AT THE CLOSING. The obligations of the Seller to consummate the transactions to be consummated hereunder at the Closing are subject to the following conditions (unless waived by the Seller in its discretion):

     (a) ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS. All representations and warranties of the Purchaser contained in Article III of this Agreement shall be true and correct as of the Closing; as of the Closing the Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by the Purchaser at or before such time by this Agreement; and the Seller shall have received a certificate executed by Authorized Signatories of the Purchaser, dated the date of the Closing, to that effect, substantially in the form of Exhibit C.

     (b) OPINION OF COUNSEL. The Purchaser shall have delivered to the Seller on the date of the Closing the favorable opinion of the Chief Counsel of the Purchaser, dated as of such date, addressing the matters customarily addressed by counsel to the purchaser with respect to transactions of this type as agreed by the Purchaser and the Seller and in the form agreed upon by the Seller and the Purchaser, each in each case acting reasonably and in good faith.

     (c) OTHER CLOSING DOCUMENTS. The Purchaser shall have delivered to the Seller at or prior to the Closing such other documents, including, without limitation, an Investors Questionnaire, as the Seller may reasonably request in order to enable the Seller to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (d) LEGAL ACTION. A party other than the Seller, the Purchaser, or any of their respective affiliates shall not have instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Operative Documents or in connection therewith, or to obtain substantial damages with respect thereto.

     (e) NO GOVERNMENTAL ACTION. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by any of the Operative Documents, by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Seller, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of the Seller to consummate any of the transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, or materially delays consummation of any of the transactions contemplated by this Agreement.

     (f) "BLUE-SKY" LAW COMPLIANCE. The Seller shall have received such consents, approvals, registrations, qualifications, and other authorizations from the state securities authorities having jurisdiction over the state in which the Purchaser then resides as shall be necessary for the Seller to legally issue the Closing Shares and the Warrant to the Purchaser under the state securities laws of such state.

     (g) CONTRACTUAL CONSENTS NEEDED. The Seller shall have obtained on or prior to the Closing all consents required for the consummation of the transactions to be consummated hereunder at the Closing from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject, or of any governmental body, authority, or tribunal.

     (h) FAIRNESS OPINION. The Board of Directors of the Seller shall have obtained the favorable opinion of Delta Financial Group Incorporated as to, among other things, the fairness, from a financial point of view, of the transactions contemplated hereby to the stockholders of the Seller, which opinion shall be in form and substance satisfactory to the Board of Directors of the Seller (the "Fairness Opinion").

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     SECTION 2.1. REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to the Purchaser as of the Closing as follows:

     (a) ORGANIZATION AND QUALIFICATION. The Seller owns, either directly or through one or more Subsidiaries, all the outstanding shares of capital stock of the Subsidiaries. All of the Subsidiaries are listed on Schedule 2.1(a). Other than the Subsidiaries, neither the Seller nor any Subsidiary has a consolidated subsidiary or consolidated affiliate corporation or owns any material interest in any other person, firm or entity ("Person") except as set forth on Schedule 2.1(a). Schedule 2.1(a) also correctly sets forth as to the Seller and as to each Subsidiary its place of incorporation or organization, principal place of business, jurisdictions in which it is qualified to do business, and the business which it currently conducts; and as to each Subsidiary its authorized capitalization (if applicable), its shares of capital stock or other equity interests outstanding, and the record and beneficial owner of those shares. Each of Seller and each of the Subsidiaries is a corporation, limited partnership, or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged, in each case except for such consents, authorizations, approvals, orders, licenses, certificates, permits, declarations, and filings, the absence of which, individually or in the aggregate, could not reasonably be expected to have a material and adverse effect upon the business, financial condition, or results of operation of the Seller and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). Each of the Seller and each of the Subsidiaries is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the absence of such qualification or good standing could not reasonably be expected to have a Material Adverse Effect.

     (b) CAPITALIZATION. The authorized capital stock of the Seller consists of (i) 30,000,000 shares of Seller Common Stock, of which 10,790,899 shares are outstanding as of the date hereof (excluding the Closing Shares), and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), of which (A) 1,500 shares of Series B Preferred Stock, par value $.01 per share, (B) 500 shares of Series C Convertible Preferred Stock, par value $.01 per share, and (C) 1 share of Series AA Convertible Preferred Stock, par value $.01 per share, are outstanding as of the date hereof and are convertible as set forth on Schedule 2.1(b). Each of such outstanding shares of Seller Common Stock and each outstanding share of each outstanding series of Preferred Stock is duly authorized, validly issued, fully paid, and nonassessable, and was not issued in violation of any applicable law or of any preemptive right of stockholders. All persons who, to the Knowledge of the Seller (as hereinafter defined), own of record or beneficially five percent or more of any class or series of capital stock of the Seller are set forth on Schedule 2.1(b). Except for this Agreement and as set forth on Schedule 2.1(b), there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Seller or of any Subsidiary or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Seller or of any Subsidiary. Except as set forth on Schedule 2.1(b), there is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Seller or of any Subsidiary. As used herein, "Knowledge of the Seller" means the actual knowledge of any one or more of Ronald E. Roark, Harold E. Cooke, Stephen W. Brown, or Richard Brock, assuming that each possesses the actual knowledge that an officer or director with their responsibilities would possess after reasonable inquiry into the applicable matter.

     (c) FINANCIAL CONDITION. The Seller has delivered to the Purchaser true and correct copies of the following: audited consolidated balance sheets of the Seller as of December 31, 1996 (the "Last Balance Sheet) and December 31, 1995; audited consolidated statements of income, consolidated statements of retained earnings, and consolidated statements of cash flows of the Seller for the years ended December 31, 1996 and December 31, 1995; and the unaudited consolidated balance sheet (the "Unaudited Balance Sheet"), consolidated statement of income, consolidated statement of retained earnings, and consolidated statement of cash flows of the Seller for the nine months ended September 30, 1997 (collectively the "Financial Statements"). Each such consolidated balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of the Seller and its consolidated subsidiaries as of its date; each such consolidated statement of income and consolidated statement of retained earnings presents fairly the results of operations of the Seller and its consolidated subsidiaries for the period indicated; and each such consolidated statement of cash flows presents fairly the information purported to be shown therein, in each case subject in the case of such unaudited consolidated balance sheet, consolidated statement of income, consolidated statement of retained earnings, and consolidated balance sheet to changes resulting from year-end audit adjustments. The financial statements referred to in this Section 2.1(c) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise permitted by GAAP or, with respect to financial statement footnotes, the rules and regulations of the Securities and Exchange Commission (the "Commission") and are in accordance with the books and records of the Seller and its consolidated subsidiaries. Except as set forth on Schedule 2.1(c), since September 30, 1997 (the "Reference Date"):

          (i) There has at no time been a material adverse change in the business, financial condition, or results of operations of the Seller and its consolidated subsidiaries, considered as a whole (including, without limitation, any adverse change in the rating of the Seller as a special servicer by any nationally recognized rating agency);

          (ii) Except as required by the terms of any outstanding series of Preferred Stock, neither the Seller nor any Subsidiary has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or other outstanding equity interests or any direct or indirect redemption, purchase, or other acquisition of any stock of the Seller or any equity interest of any Subsidiary;

          (iii) The operations and business of the Seller and each Subsidiary have been conducted in all respects only in the ordinary course; and

          (iv) Neither the Seller nor any Subsidiary has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of material value.

     (d) TAX AND OTHER LIABILITIES. Neither the Seller nor any Subsidiary has any liability of any nature, whether accrued, absolute, known, unknown, contingent or otherwise, including without limitation liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("Taxes") and liabilities to customers or suppliers, other than the following:

          (i) Liabilities for which full provision has been made on the Unaudited Balance Sheet; and

          (ii) Other liabilities arising since the Reference Date and prior to the Closing in the ordinary course of business which are not inconsistent with the representations and warranties of the Seller set forth in this
Article II. Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Unaudited Balance Sheet are sufficient for all accrued and unpaid Taxes of the Seller and the Subsidiaries, whether or not due and payable and whether or not disputed, under tax laws, as in effect on September 30, 1997 (the "Unaudited Balance Sheet Date"), for the period ended on such date and for all fiscal periods prior thereto. Each of Seller and each of the Subsidiaries has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to the Purchaser a true and correct copy of each such return which was filed in the past three years; has paid (or has established on the Unaudited Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable, in each case as of the Reference Date; and has delivered to the Purchaser a true and correct copy of any report as to adjustments received by it from any taxing authority during the past three years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report. Except as set forth in Schedule 2.1(d), neither the Seller nor any Subsidiary is a party to any contract or commitment to guarantee the payment or performance of any liability or other obligation by any other Person, or pursuant to which the Seller or any Subsidiary is or may become liable for the indebtedness or other obligations of any other Person. Except as set forth on Schedule 2.1(d), Seller is not a party to any currently effective tax sharing agreement or arrangement or a control person for tax purposes of any Person other than the Subsidiaries.

     (e) LITIGATION AND CLAIMS. Except as set forth on Schedule 2.1(e), there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the Knowledge of the Seller, threatened or in prospect (or any basis therefor to the Knowledge of the Seller) with respect to the Seller, any Subsidiary, or any of their respective businesses, properties, or assets. None of the matters disclosed on Schedule 2.1(e) could reasonably be expected to have a Material Adverse Effect. Neither the Seller nor any Subsidiary is affected by any current or threatened strike or other labor disturbance nor to the Knowledge of the Seller is any union attempting to represent any employee of the Seller or of any Subsidiary as collective bargaining agent. Neither the Seller nor any Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, which violation or default could reasonably be expected to have a Material Adverse Effect; nor to the Knowledge of the Seller is the Seller or any Subsidiary required to take any action in order to avoid such violation or default.

     (f)  PROPERTIES.

          (i) Each of the Seller and each of the Subsidiaries has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except such real and other properties and assets as are held pursuant to leases or licenses described in Schedule 2.1(f)), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed on Schedule 2.1(f)).

          (ii) Set forth on Schedule 2.1(f) is a true, correct, and complete list of all real and other properties and assets owned by the Seller and the Subsidiaries or leased or licensed by the Seller or by any Subsidiary from or to a third party, including with respect to such properties and assets owned by the Seller or by any Subsidiary a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and, with respect to such properties and assets leased or licensed by the Seller or by any Subsidiary, a description of such lease or license. All such real and other properties and assets owned by the Seller or by any Subsidiary are reflected on the Last Balance Sheet (except for acquisitions subsequent to December 31, 1996 (the "Last Balance Sheet Date"). All real and other tangible properties and assets owned, leased, or licensed by the Seller or by any Subsidiary are in good and usable condition (ordinary wear and tear excepted), except for such properties and assets as are obsolete.

          (iii) The real and other properties and assets owned by the Seller and each Subsidiary or leased or licensed by the Seller or such Subsidiary from a third party constitute all such properties and assets which are necessary to the business of the Seller or such Subsidiary as currently conducted.

          (iv) The current use, occupancy and operation of the real properties owned by the Seller or any Subsidiary (the "Real Properties"), and all aspects of the improvements thereon and thereto (the "Real Properties Improvements"), are in compliance in all material respects with all applicable federal, state and local laws and regulations and with all private restrictive covenants of record, and to the Knowledge of the Seller there is not any proposed change therein that would affect any of the Real Properties or its use, occupancy or operation. All Real Property Improvements are located within the lot lines (and within the mandatory set-backs from such lot lines established by applicable law or otherwise) and not over areas subject to easements or rights of way. All Real Property Improvements are in good condition and repair, suited for the operation of the business of the Seller or the relevant Subsidiary.

     (g) CONTRACTS AND OTHER INSTRUMENTS. Schedule 2.1(g) accurately and completely sets forth the information required to be contained therein regarding all contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to the Seller and each Subsidiary, identifying whether the matter disclosed therein relates to the Seller or to a Subsidiary named therein. The Seller has furnished to the Purchaser (i) the certificate of incorporation (or other charter or organizational document) and by-laws (or other governing document) of the Seller and each Subsidiary and all amendments thereto, as currently in effect, and (ii) the following: (a) true and correct copies of all contracts, agreements, and instruments referred to in Schedule 2.1(g); and
(ii) true and correct copies of all leases and licenses referred to in
Schedule 2.1(g). Neither the Seller, any Subsidiary, nor (to the Knowledge of the Seller) any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof; each such contract, agreement, instrument, lease, or license that is material to the business of the Seller is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms; and each such contract, agreement, instrument, lease or license that is not material to the business of the Seller is, to the Knowledge of the Seller, in full force and effect and is the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each of the Seller and each of the Subsidiaries enjoy peaceful and undisturbed possession under all leases and licenses under which it is operating. Neither the Seller nor any Subsidiary is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter or organizational document) or by-laws (or other governing document). Neither the Seller nor any Subsidiary is a member of a customer or user organization or of a trade association.

     (h)  EMPLOYEES.

          (i) Except as set forth on Schedule 2.1(h), neither the Seller nor any Subsidiary has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits. The Seller has furnished to the
Purchaser: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in Schedule 2.1(h) (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; and (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan.

          (ii) All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 2.1(h)(ii)) of the Seller or any Subsidiary as of the Closing Date to each Employee Benefit Plan and with respect to each obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits have been paid or accrued for all periods ending prior to the date of the Closing and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last Balance Sheet Date has been disproportionately large compared to prior payments. For purposes of the preceding sentence, "Accrued Liabilities" shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to and ends after the Closing Date, and Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the date of the Closing in such year or period and the denominator of which is the number of days in such year or period, as the case may be.

          (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Internal Revenue Code of 1986, as amended, or its predecessor statute (the "Code") for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of the Seller or of any Subsidiary and which could reasonably be expected to have a Material Adverse Effect. No Employee Benefit Plan or related trust of the Seller or any Subsidiary has any material liability of any nature, accrued or contingent, including without limitation liabilities for Taxes (other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Schedule 2.1(h)) which liabilities could reasonably be expected to have a Material Adverse Effect. There has been no violation by any Employee Benefit Plan of the Seller or any Subsidiary, which is a group health plan within the meaning of Section 162(i)(3) of the Code with the applicable requirements of Section 162(k) of the Code. Other than the health care continuation requirements of Section 162(k) of the Code, neither the Seller nor any Subsidiary has any obligation to provide post-retirement medical benefits or life insurance coverage to any current or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor to the Knowledge of the Seller) with respect to any Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan, which could reasonably be expected to have a Material Adverse Effect. No Employee Benefit Plan or related trust and no such obligation or arrangement is in material violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, which violation or default could reasonably be expected to have a Material Adverse Effect nor to the Knowledge of the Seller is the Seller, any Subsidiary, any Employee Benefit Plan, or any related trust required to take any action in order to avoid violation or default. No event has occurred or is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA and which could reasonably be expected to have a Material Adverse Effect.

          (iv) Each Pension Plan maintained for the employees of the Seller or of any Subsidiary has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each Pension Plan has been operated in accordance with its terms, except where the failure to so operate could not reasonably be expected to have a Material Adverse Effect. No investigation or review by the Internal Revenue Service is currently pending or (to the Knowledge of the Seller) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. No assessment of any federal taxes has been made or (to the Knowledge of the Seller) is contemplated against the Seller, any Subsidiary, or any related trust of any Pension Plan and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code. Form 5500's have been timely filed with respect to all Pension Plans.

          (v) Neither the Seller nor any Subsidiary currently contributes to or since December 31, 1994 has effectuated either a complete or partial withdrawal from any multi-employer Pension Plan within the meaning of Section 3(37) of ERISA or sponsored or otherwise maintained a Pension Plan subject to Title IV of ERISA.

          (vi) Schedule 2.1(h) contains a true and correct statement of the names, relationship with the Seller or any Subsidiary, current rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate annual compensation as of January 1, 1998 of each director, officer, or other employee of the Seller or of any Subsidiary whose aggregate compensation currently exceeds the rate of $75,000 per annum. Since January 1, 1998, neither the Seller nor any Subsidiary has changed the rate of compensation of any of its directors, officers, or employees, nor has any Employee Benefit Plan or program been instituted or amended to increase benefits thereunder.

     (i) QUESTIONABLE PAYMENTS. Neither the Seller, any Subsidiary, nor any director, officer, employee, or other person associated with the Seller or any Subsidiary when acting on behalf of the Seller or any Subsidiary, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Seller or any Subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     (j) AUTHORITY TO SELL. The Seller has all requisite power and authority to execute, deliver, and perform this Agreement and each of the Operative Documents to which the Seller is a party. All necessary corporate proceedings of the Seller have been duly taken to authorize the execution, delivery, and performance of this Agreement and each of the Operative Documents to which the Seller is a party by the Seller. Each of this Agreement and each of the Operative Documents to which the Seller is a party has been duly authorized, executed, and delivered by the Seller, constitutes the legal, valid, and binding obligation of the Seller, and is enforceable against it in accordance with its terms. Except as set forth on Schedule 2.1(j), no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Seller or any Subsidiary for the execution, delivery, or performance of this Agreement or any of the other Operative Documents to which the Seller is a party, by the Seller. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any Subsidiary is a party, or to which it or any of their respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement or any of the other Operative Documents to which the Seller is a party (except such consents referred to in Schedule 2.1(j)); and the execution, delivery, and performance of this Agreement and each of the Operative Documents to which the Seller is a party will not (if the consents referred to in Schedule 2.1(j) are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or ntitled to receive immediately before this Agreement or any of the Operative Documents (if now executed) were executed under, or create any obligation on the part of the Seller or any Subsidiary that it was not paying or obligated to pay immediately before this Agreement or any of the Operative Documents (if now executed) were executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter or organizational document) or by-laws (or other governing document) of the Seller or any Subsidiary, or (if each of the conditions precedent set forth herein or in a schedule hereto are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Seller or any Subsidiary or to which it or any of its respective businesses, properties, or assets are subject. Upon their issuance pursuant hereto, the Closing Share and the Warrant, and upon their issuance in accordance with the Warrant, the Warrant Shares, will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive right of stockholders, and the Purchaser will then have good title to the Closing Share and the Warrant, and upon their issuance in accordance with the Warrant, the Warrant Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts other than as set forth in the Operative Documents. Assuming the accuracy of the representations and warranties made by the Purchaser pursuant to Article III, the issuance of the Closing Share and the Warrant to the Purchaser hereunder will be exempt from registration under the Securities Act and will comply with the state securities laws of the State of New York.

     (k) INTELLECTUAL PROPERTY RIGHTS. Neither the Seller nor any Subsidiary owns any patents, patent applications and registrations, trademarks, trademark applications and registrations, copyright applications and registrations, trade names or industrial designs. The Seller and the Subsidiaries license computer software as listed on Schedule 2.1(k), and to the Knowledge of the Seller neither the Seller nor any of the Subsidiaries is in violation of any of such licenses. The Seller and the Subsidiaries own computer software as listed on Schedule 2.1(k), and the conduct of the business of the Seller and the Subsidiaries and the use of such software does not infringe upon, and neither the Seller nor any Subsidiary has received any notice, complaint, threat, or claim alleging infringement of, any patent, trademark, trade name, copyright, industrial design, trade secret, or any other intellectual property right or proprietary right of any Person.

     (l) INSURANCE. The Seller and the Subsidiaries are the respective owners of the insurance policies set forth on Schedule 2.1(l), which policies provide adequate coverage to insure the assets, properties, and businesses of the Seller and the Subsidiaries against such risks and in such amounts as are prudent and customary for companies similar to the Seller and the Subsidiaries, and all of such policies are in full force and effect.

     (m) RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 2.1(m), neither the Seller nor any Subsidiary is directly a party to any oral or written contract, agreement, lease, or arrangement with, or commitment to, any Related Party (as defined below). Except as set forth on Schedule 2.1(m), no Related Party directly or indirectly owns or controls any assets or properties used in the business of the Seller or any Subsidiary, and no Related Party, directly or indirectly, engages in or has any significant interest in any business which is a competitor, customer, or supplier of the Seller or any Subsidiary. As used herein, the term "Related Party" means, collectively, (A) any Person which, to the Knowledge of the Seller, owns 5% or more of any class of the outstanding securities of the Seller or any Subsidiary, (B) any director, officer, or employee of the Seller or any Subsidiary, or (C) any Person in which any director or officer of the Seller or any Subsidiary or any Person referred to in clause (A) above is a partner or member, or holds a 5% or more equity interest.

     (n)  ENVIRONMENTAL CONDITIONS.  To the Knowledge of the Seller:

          (i) There is no existing or pending Environmental Law (as hereinafter defined) with a future compliance date that will require operational changes, business practice modifications, or capital expenditures at any Real Property or Real Property Improvements;

          (ii) All hazardous substances and solid waste on, in, or under any Real Property or Real Property Improvements, wherever located, have been properly removed and disposed of, and no past or current disposal, discharge, spill, or other release of, or treatment, transportation, or other handling of hazardous materials or solid waste on, in or under any Real

Property or Real Property Improvements, will subject the Seller or any Subsidiary to corrective or compliance action or any other liability; and

          (iii) There are no currently pending or overtly threatened legal action or administrative proceedings or orders, judgments, decrees, or rulings against or involving the Seller or any Subsidiary relating to any alleged past or ongoing violation of any Environmental Law, nor is the Seller or any Subsidiary subject to any liability for any such past or ongoing violation.

     As used herein, "Environmental Law" means any federal, state, local, or municipal statute, rule, regulation, or ordinance ("Law") relating to health, safety, or the environment, including, without limitation, any Law relating to the manufacture, generation, processing, distribution, application, use, treatment, transport or handling, storage of, or emissions, discharges, releases, or threatened releases into the environment of, pollutants, contaminants, hazardous substances, petroleum products, chemicals or industrial waste, other solids, liquids, gases, or wastes, heat, light, noise, radiation, electro-magnetic fields and other forms of matter and energy of every kind and nature and the proper containment and disposal of the same.

     (o) DISCLOSURE. Neither this Agreement or any of the Operative Documents, nor any other written document, description, certificate, or statement furnished to the Purchaser by or on behalf of the Seller pursuant hereto or thereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements contained herein and therein not misleading in light of the circumstances under which they have been or will be made.

     (p) BROKERAGE FEES. Neither the Seller nor any Subsidiary has created any liability of any Person for any brokerage or finders fee in connection with the transactions contemplated by this Agreement.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     SECTION 3.1. REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to the Seller as of the Closing as follows:

     (a) ORGANIZATION. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and to own securities issued by the Seller as herein contemplated. The Purchaser is duly qualified to do business as a foreign corporation and is in good standing in the State of New York. The Purchaser resides in the State of New York, and is an affiliate of ContiFinancial Corporation.

     (b) AUTHORITY TO BUY. The Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement and each of the other Operative Documents to which it is or is to be a party. All necessary proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement and each of the other Operative Documents to which the Purchaser is or is to be a party by the Purchaser. This Agreement and each of the Operative Documents to which the Purchaser is a party has been duly authorized, executed, and delivered by the Purchaser, is the legal, valid, and binding obligation of the Purchaser, and is enforceable against the Purchaser in accordance with its terms.

     (c) NON-DISTRIBUTIVE INTENT. The Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act")). The Purchaser is acquiring the securities to be acquired by it at the Closing for its own account (and not for the account of others) for investment and not with a view to the resale or other distribution thereof. The Purchaser will not sell or otherwise dispose of such securities (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing such securities may contain a legend to the foregoing effect and all legends necessary or desirable, in the judgment of the Purchaser, pursuant to any applicable state securities law,
rule, or regulation.   The Purchaser understands that it may not sell or
otherwise dispose of such Shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

     (d) INVESTMENT COMPANY. The Purchaser is not subject to regulation as an investment company under the Investment Company Act of 1940, as amended.

     (e) BROKER FEES. Neither the Purchaser nor any of its subsidiaries or parents has created any liability of any Person for any brokerage or finders fee in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV
                            COVENANTS OF THE SELLER

     The Seller covenants to the Purchaser as follows:

     SECTION 4.1. FURNISH FUTURE INFORMATION. After the Closing, the Seller shall deliver to the Purchaser the following so long as the Purchaser owns any of the Closing Share, the Warrant, or the Warrant Shares:

     (a) within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Seller, a consolidated balance sheet of the Seller and its consolidated subsidiaries as at the end of such period, and a consolidated statement of income, consolidated statement of retained earnings, and consolidated statement of cash flows of Seller and its consolidated subsidiaries for such period, in each case prepared from the books and records of the Seller and its consolidated subsidiaries in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as permitted by GAAP or, with respect to financial statement footnotes, by the applicable rules and regulations of the Commission, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, subject to changes resulting from year-end audit adjustments;

     (b) within 90 days after the end of each fiscal year of the Seller, a consolidated balance sheet of the Seller and its consolidated subsidiaries as at the end of such year, and a consolidated statement of income, consolidated statement of retained earnings, and consolidated statement of cash flows of the Seller and its consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, such consolidated financial statements to be audited by and to be accompanied by an opinion of the Seller's independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

     (c) promptly upon their becoming available, copies of all financial statements, reports, notices, and proxy statements sent by the Seller to its stockholders, all regular and periodic reports filed by the Seller with any securities exchange or with the Commission, and all press releases; and

     (d) with reasonable promptness, such other material and public information and data with respect to the Seller or any of its Subsidiaries as from time to time may be requested by the Purchaser.

     SECTION 4.2. REASONABLE BEST EFFORTS. Each of the Seller and the Purchaser agrees to cooperate and to use its reasonable best efforts to cause the conditions precedent to the Closing to be satisfied in a timely manner. Without limiting the generality of the foregoing, the Seller shall use its reasonable best efforts to obtain the Fairness Opinion and, in the event of the termination or revocation of the Fairness Opinion prior to Closing, to obtain a substitute fairness opinion as soon as reasonably practicable.

     SECTION 4.3. RESERVATION OF AUTHORIZED SHARES. From the date hereof through the Closing hereunder and until the expiration or surrender of the Warrant, the Seller shall continuously hold in reserve sufficient shares of Seller Common Stock to consummate the Closing and to perform its obligations under the Warrant.

     SECTION 4.4. USE OF PROCEEDS. The Seller agrees that the proceeds received by the Seller as a result of the transactions contemplated hereby will be set aside and utilized by the Seller, at the direction of the Board of Directors of the Seller, pursuant to specific appropriations only for the following purposes: to expand the Corporation's commercial mortgage origination capabilities by the addition of personnel, the acquisition of mortgage banking firms, or other means; to complete a real estate investment trust or other fund opportunity in which Purchaser and its affiliates have an interest that is economically similar to their interest in the CHC Commercial Holdings, Inc. REIT as agreed by the Seller and the Purchaser and its affiliates on the date hereof; and, to the extent of up to $500,000 of such proceeds, to fund the Corporation's commercial mortgage origination operations as in existence on the date hereof.

                                  ARTICLE V
                          COVENANTS OF THE PURCHASER

     The Purchaser covenants to the Seller as follows:

     SECTION 5.1. COMPLIANCE WITH SECURITIES LAWS. The Purchaser agrees to make all filings required to be made by it under the Securities Exchange Act of 1934 (the "Exchange Act")with respect to its holdings of securities issued by the Seller on a timely basis.

     SECTION 5.2. CHANGE OF RESIDENCE AND PRINCIPAL EXECUTIVE OFFICE. The Purchaser agrees to promptly notify the Seller of any change in the state of its residence or any change in the state that its principal executive office is located prior to the Closing.

                                   ARTICLE VI
                                INDEMNIFICATION

     SECTION 6.1. INDEMNIFICATION BY THE SELLER. The Seller hereby agrees to defend, indemnify and hold harmless the Purchaser, its affiliates, subsidiaries, and parent entities, and their respective past, current, and future officers, directors, employees, counsel, agents, and equity holders, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (the "Purchaser Indemnitees"), from and against any and all losses, liabilities, damages (other than consequential or punitive damages), costs and expenses whatsoever (including but not limited to reasonable attorneys' fees of one counsel (and the costs of one local counsel in each jurisdiction requiring local representation) and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any claims whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any misrepresentation or breach of any warranty made by the Seller contained in any Operative Document. The foregoing agreement to indemnify shall be in addition to any liability the Seller may otherwise have, including without limitation liabilities arising out of any Operative Document.

     SECTION 6.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser hereby agrees to defend, indemnify and hold harmless the Seller, its subsidiaries and affiliates, and their respective past, current, and future officers, directors, employees, counsel, agents, and equity holders, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (the "Seller Indemnitees"), from and against any and all losses, liabilities, damages (other than consequential or punitive damages), costs and expenses whatsoever (including but not limited to reasonable attorneys' fees of one counsel (and the costs of one local counsel in each jurisdiction requiring local representation) and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any claims whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any misrepresentation or breach of any warranty made by the Purchaser contained in any Operative Document. The foregoing agreement to indemnify shall be in addition to any liability the Purchaser may otherwise have, including without limitation liabilities arising out of any Operative Document.

     SECTION 6.3. METHOD OF ASSERTING CLAIMS. In the event that any claim or demand for which the Seller could be liable to a Purchaser Indemnitee hereunder is asserted or sought to be collected from a Purchaser Indemnitee by a third party, the Purchaser Indemnitee shall promptly notify the Seller in writing of such claim or demand, specifying the nature of such claim or demand and the amount or estimated amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such claim and demand (the "Claim Notice"). The Seller shall have 20 days from the date that such Claim Notice is made hereunder (the "Notice Period") to notify the Purchaser Indemnitee in writing (A) whether or not it disputes its liability to the Purchaser Indemnitee hereunder with respect to such claim or demand, and (B) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Purchaser Indemnitee against such claim or demand.

     (a) If the Seller disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Seller desires to defend the Purchaser Indemnitee against such claim or demand as provided in subsections
(b) and (c) below), such dispute shall be resolved in compliance with Section
6.5. Pending the resolution of any dispute by the Seller of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Purchaser Indemnitee.

     (b) In the event that the Seller notifies the Purchaser Indemnitee within the Notice Period that it desires to defend the Purchaser Indemnitee against such claim or demand then, except as hereinafter provided, the Seller shall have the right to defend the Purchaser Indemnitee by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion in such a manner as to avoid any risk of the Purchaser Indemnitee becoming subject to liability for any other matter; PROVIDED, HOWEVER, that the Seller shall not, without the prior written consent of the Purchaser Indemnitee, consent to the entry of any judgment against the Purchaser Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Purchaser Indemnitee of a release, in form and substance satisfactory to the Purchaser Indemnitee, from all liability or obligations in respect of such claim or litigation. If the Purchaser Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense through counsel of its choice. If, in the reasonable opinion of the Purchaser Indemnitee, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties, or prospects of the Purchaser Indemnitee, then the Purchaser Indemnitee shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Seller hereunder; PROVIDED, HOWEVER, that the Purchaser Indemnitee shall not settle any such claim or demand without the prior written consent of the Seller, which consent shall not be unreasonably delayed or withheld. If the Purchaser Indemnitee should elect to exercise such right, the Seller shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

     (c)  (i)    If the Seller elects not to defend the Purchaser Indemnitee against such claim or demand, whether by not giving the Purchaser Indemnitee timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same may be defended by the Seller or by the Purchaser Indemnitee (but the Purchaser Indemnitee shall not have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Seller hereunder unless the Seller has disputed its liability to the Purchaser Indemnitee as provided in subsection
(a) above, in which case such dispute shall be resolved as provided in
Section 6.5.

          (ii) In the event that a Purchaser Indemnitee should have a claim or demand against the Seller that does not involve a claim or demand being asserted or sought to be collected from it by a third party, the Purchaser Indemnitee shall promptly send a Claim Notice with respect to such claim to the Seller. If the Seller disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 6.5; if the Seller does not notify the Purchaser Indemnitee within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Seller hereunder.

     (d) All claims for indemnification by a Seller Indemnitee hereunder shall be asserted and resolved utilizing the procedures set forth above, substituting in the appropriate place "Seller Indemnitee" for "Purchaser Indemnitee" and variations thereof and "Purchaser" for "Seller."

     SECTION 6.4. PAYMENT.  Upon the determination of the liability under
Section 6.1, 6.2, or 6.3, the appropriate party shall pay to the other, as the case may be, within 10 days after such determination, the amount of any claim for indemnification made hereunder. In the event that the indemnified party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other person or entity, to setoff the unpaid amount of any such claim against any amounts owed by it under any of the Operative Documents. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the indemnified party against any person or entity with respect to the subject matter of such claim.

     SECTION 6.5. MEDIATION. Subject to Section 6.6, the parties hereto agree to attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement or any of the Operative Documents by mediation in such manner as shall be chosen by the parties hereto; provided, however, that nothing shall prevent the parties from settling any dispute by mutual agreement at any time; and provided further, however, that either party hereto shall be entitled to litigate any such dispute before a court of competent jurisdiction, except as otherwise provided herein, in the event that such dispute is not resolved in such mediation within 30 days after such mediation commences.

     SECTION 6.6. OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the parties hereunder are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission, or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                 ARTICLE VII
                                MISCELLANEOUS

     SECTION 7.1. FURTHER ACTIONS At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     SECTION 7.2. AVAILABILITY OF EQUITABLE REMEDIES. Since a breach of the provisions of this Agreement may not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

     SECTION 7.3. SURVIVAL. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of any purchase price by the Purchaser, irrespective of any investigation made by or on behalf of any party, as follows:

     (a) the representations and warranties of the Seller relating to Taxes, ERISA, the Foreign Corrupt Practices Act, and environmental laws, rules and regulations shall survive until the expiration of the applicable statute of limitation;

     (b) all other representations and warranties contained herein shall survive the Closing when made for a period of two (2) calendar years after such Closing; and

     (c) all other provisions of the Operative Documents shall survive until the expiration of the applicable statute of limitations.

     SECTION 7.4. MODIFICATION. This Agreement and the Exhibits and Schedules hereto and the other Operative Documents set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party (except as otherwise provided in Section 7.5).

     SECTION 7.5. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (in which case it shall be deemed to be given five days after mailing) or by Federal Express, Express Mail, or similar overnight delivery or courier service (in which case it will be deemed to be given upon actual receipt by the recipient) or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7.5):

     If to the Purchaser:

          ContiWest Corporation
          277 Park Avenue
          38th Floor
          New York, New York 10172
          Attn: Chief Counsel
          Fax: 212-207-2937

     With a copy to:

          Thacher Proffitt & Wood
          Two World Trade Center
          New York, New York 10172
          Attn: Lauris G. L. Rall, Esq.
          Fax: 212-912-7751

     If to the Seller:

          Crown NorthCorp, Inc.
          1251 Dublin Road
          Columbus, Ohio 43215
          Attn: Stephen W. Brown, Esq.
          Fax: 614-488-9780

     With a copy to:

          Powell, Goldstein, Frazer & Murphy LLP
          191 Peachtree Street, N.E.
          Atlanta, Georgia 30303
          Attn: Jonathan R. Shils, Esq.
          Fax: 404-572-6999

     SECTION 7.6. WAIVER. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     SECTION 7.7. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser, and their respective successors and assigns, and shall inure to the benefit of each Purchaser Indemnitee, Seller Indemnitee, and their respective successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

     SECTION 7.8. NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 7.7).

     SECTION 7.9. SEPARABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     SECTION 7.10. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     SECTION 7.11. COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.

     SECTION 7.12. ASSIGNMENTS. This Agreement may be assigned by operation of law without the consent of any party hereto. This Agreement may be assigned by the Purchaser to its affiliate without the consent of the Seller. This Agreement may not otherwise be assigned by any party hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably delayed or withheld.

     SECTION 7.13 TERMINATION OF PRIOR AGREEMENT. The parties hereto hereby irrevocably terminate that certain Stock Purchase Agreement, dated as of October 2, 1997, between and among the Seller and the Purchaser, and agree that such Stock Purchase Agreement shall be of no force and effect whatsoever.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                       CONTIWEST CORPORATION

[SEAL]

                                       By: /s/ Peter Abeles
                                          ------------------------------------
                                       Name: Peter Abeles
                                       Title: President


                                       By:  /s/ Robert E. Riedl
                                          ------------------------------------
                                       Name:  Robert E. Riedl
                                       Title: Vice President, Treasurer
                                              & Secretary


                                       CROWN NORTHCORP, INC.


[SEAL]
                                       By: /s/ Ronald E. Roark
                                          ------------------------------------
                                       Name: Ronald E. Roark
                                       Title: Chairman & CEO

                                   EXHIBIT A

                                FORM OF WARRANT

                                      WARRANT


W-__                                                             MARCH 3, 1998

THE SECURITIES REPRESENTED BY THIS WARRANT AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS WARRANT BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

     WARRANT TO PURCHASE UP TO 200,000 SHARES OF COMMON STOCK

     1.   GRANT OF WARRANT.

          (a) Subject to the provisions of this Warrant including, without limitation, Section 1 (c), Crown NorthCorp, Inc., a Delaware corporation (the "Company"), hereby agrees that CONTIWEST CORPORATION or its successors or permitted assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time, during the period commencing on the date hereof, up to 200,000 fully paid and non-assessable shares of Common Stock at a price of $2.00 per share (the "Exercise Price").

          (b) The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted on March 3, 1998 (the "Grant Date"), together with any other equity securities that may be issued by the Company in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Company" means and includes the corporation named above as well as (i) any successor corporation resulting from the merger or consolidation of such corporation with another corporation, or (ii) any corporation to which such corporation has transferred its property or assets as an entirety or substantially as an entirety.

          (c) Notwithstanding any provision of this Warrant to the contrary, the Holder's rights to purchase Warrant Shares hereunder shall vest and expire in accordance with the following schedule, with the effect that the Holder shall not have the right to purchase any Warrant Shares with respect to which such rights have not vested in accordance with the following schedule or with respect to which such rights have terminated in accordance with the following schedule:

               (i) The Holder shall have the right to purchase 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB of the Company released after the Grant Date reporting that the Company has been profitable for any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, which right shall terminate at 5:00 p.m., E.S.T., on the date that is one year after the date that such right so vests.

               (ii) The Holder shall have the right to purchase an additional 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB of the Company released after the Grant Date reporting that the Company has been profitable for any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, provided that the credit facility created under that certain Program Agreement, dated as of July 1, 1997, between the Company and ContiTrade Services L.L.C. (the "Warehouse Facility") has not then been cancelled, terminated, not renewed, or substantially reduced by ContiTrade Services L.L.C. ("Conti") (unless such action results from a default or material breach of such credit facility by the Company) which right shall terminate at 5:00 p.m., E.S.T., on the date that is one year after the date that such right so vests.

               (iii) The Holder shall have the right to purchase an additional 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB of the Company released after the Grant Date reporting that the Company had earnings per share of the Common Stock of at least 15 cents during any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, which right shall terminate at 5:00 p.m., E.S.T., on the date that is one year after the date that such right so vests.

               (iv) The Holder shall have the right to purchase an additional 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB of the Company released after the Grant Date reporting that the Company had earnings per share of the Common Stock of at least 15 cents during any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, provided that the Warehouse Facility has not then been cancelled, terminated, not renewed, or substantially reduced by Conti (unless such action results from a default or material breach of such credit facility by the Company), which right shall terminate at 5:00 p.m., E.S.T., on the date that is one year after the date that such right so vests.

               (v) The Holder shall have the right to purchase an additional 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB of the Company released after the Grant Date reporting that the Company had earnings per share of the Common Stock of at least 30 cents during any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, which right shall terminate at 5:00 p.m., E.S.T., on the date that is one year after the date that such right so vests.

               (vi) The Holder shall have the right to purchase an additional 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB of the Company released after the Grant Date reporting that the Company had earnings per share of the Common Stock of at least 30 cents during any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, provided that the Warehouse Facility has not the been cancelled, terminated, not renewed, or substantially reduced by Conti (unless such action results from a default or material breach of such credit facility by the

Company), which right shall terminate at 5:00 p.m., E.S.T., on the date that is one year after the date that such right so vests.

               (vii) The Holder shall have the right to purchase an additional 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB of the Company released after the Grant Date reporting that the Company had earnings per share of the Common Stock of at least 40 cents during any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, which right shall terminate at 5:00 p.m., E.S.T., on the date that is one year after the date that such right so vests.

               (viii) The Holder shall have the right to purchase an additional 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB of the Company released after the Grant Date reporting that the Company had earnings per share of the Common Stock of at least 40 cents during any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, provided that the Warehouse Facility has not then been cancelled, terminated, not renewed, or substantially reduced by Conti (unless such action results from a default or material breach of such credit facility by the Company), which right shall terminate at 5:00 p.m., E.S.T., on the date that is one year after the date that such right so vests.

               (ix) The Holder shall have the right to purchase an additional 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB of the Company released after the Grant Date reporting that the Company had earnings per share of the Common Stock of at least 50 cents during any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, which right shall terminate at 5:00 p.m., E.S.T., on the date that is one year after the date that such right so vests.

               (x) The Holder shall have the right to purchase an additional 20,000 shares of the Common Stock, as adjusted pursuant hereto, commencing upon the release date of the first Annual Report on Form 10-KSB released after the Grant Date reporting that the Company had earnings per share of the Common Stock of at least 50 cents during any of its fiscal years occurring after the Company's fiscal year ended December 31, 1997, provided that the Warehouse Facility has not then been cancelled, terminated, not renewed, or substantially reduced by Conti (unless such action results from a default or material breach of such credit facility by the Company), which right shall terminate at 5:00 p.m. E.S.T., on the date that is one year after the date that such right so vests.

               Notwithstanding any provision of this Warrant to the contrary, however, the rights granted hereunder and to vest pursuant to subsections
(ii), (iv), (vi), (viii), and (x) of Section 1(c), whether or not vested, shall irrevocably terminate in their entirety upon the first actual cancellation, termination, non-renewal, or substantial reduction of the Warehouse Facility by Conti (unless such action results from a default or material breach of such credit facility by the Company).

     2. EXERCISE OF WARRANT. Subject to the limitations set forth in Sections 1(c) and 5 hereof, this Warrant may be exercised in whole or in part at any time or from time to time during the period commencing on the date hereof, to the extent permitted by Section 1(c) hereof, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash, by certified or official bank check, payable to the order of the Company, or by wire transfer of immediately available funds to an account designated in writing by the Company) of the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     3. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery all shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the applicable Exercise Price multiplied by such fraction in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

     4.   ADJUSTMENTS.

          (a) CAPITAL ADJUSTMENTS. In case at any time or from time to time after the Grant Date the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall become entitled to receive, without payment therefor,

               (1) other or additional stock or other securities or property by way of dividend (other than ordinary dividends payable in cash out of the Company's earnings), or

               (2) other or additional stock or other securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares, or similar corporate rearrangement,

(other than additional shares of Common Stock of the Company, or any other stock or securities into which such Common Stock shall have been changed, or any other stock or securities convertible into or exchangeable for such Common Stock or such other stick or securities, issued as a stock dividend or stock-split, adjustments in respect of which shall be covered by the terms of Section 4(c) or 4(d)), then and in each such case Holder, upon the exercise hereof as provided herein, shall be entitled to receive the amounts of stock and other securities and property (including cash in the cases referred to above) which such Holder would hold on the date of such exercise if on the Grant Date he had been the holder of record of the number of shares of the Common Stock of the Company called for on the face of this Warrant, as adjusted in accordance herewith, and had thereafter, during the period from the Grant Date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4(a) and (b).

          (b)  ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, AND MERGER.   In
case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Grant Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case Holder, upon the exercise hereof as provided herein at any time after the consummation of such reorganization, consolidation, merger, or conveyance, shall be entitled to receive, upon the exercise of this Warrant, such stock, other securities, or other property that it would had received if such Holder had exercised this Warrant immediately prior to the consummation of such reorganization, consolidation, merger, or conveyance, all subject to further adjustment as provided in Sections 4(a), 4(c), and 4(d); in each case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

          (c) ADJUSTMENT FOR ISSUE OR SALE OF COMMON STOCK AT LESS THAN PURCHASE PRICE. In case at any time or from time to time on or after the Grant Date the Company shall issue or sell shares of its Common Stock (other than those excepted by Section 4(c)(6) and other than by subdivision or combination of the outstanding Common Stock) for a consideration per share less than the Exercise Price (or, if an adjusted Exercise Price shall be in effect by reason of an adjustment under this Section 4(c) or Section 4(d) as provided below, then less such adjusted Exercise Price), then (i) the Exercise Price then in effect shall be reduced to a number equal to the quotient of (x) the product obtained by multiplying the number of shares of Common Stock of the Company outstanding immediately prior to such issuance or sale by the Exercise Price (or, if an adjusted Exercise Price shall be in effect by reason of a previous adjustment under this Section 4(c) or Section 4(d), by such adjusted Exercise Price), divided by (y) the number of shares of Common Stock outstanding immediately after such purchase and sale, and (ii) in each such case Holder, upon the exercise hereof as provided herein, shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by (I) dividing the Exercise Price then in effect, as adjusted as a result of such sale, into (II) the product obtained by multiplying the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance herewith, by the Exercise Price in effect immediately prior to such adjustment caused by such purchase and sale.

          For the purpose of this Section 4(c), the following paragraphs (1) to
(6) shall be applicable:

               (1) ISSUANCE OR SALE OF CONVERTIBLE SECURITIES. In case at any time after the Grant Date the Company shall issue or sell any stock or other securities of the Company directly or indirectly convertible into or exchangeable for Common Stock

          ("Convertible Securities"), there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof by
          (b) the maximum number of shares of Common Stock of the Company issuable upon conversion or exchange of all of such Convertible Securities, and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined.

          If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, the adjusted Exercise Price shall forthwith be readjusted (but to no greater extent than originally adjusted) to be the adjusted Exercise Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock issued or sold were those issued upon conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of such of the Convertible Securities as were actually converted or exercised.

               (2)  GRANT OF RIGHTS OR OPTIONS FOR CONVERTIBLE SECURITIES.
          In case any time after the Grant Date the Company shall grant any rights or options to subscribe for purchase or otherwise acquire Common Stock, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, by (b) the maximum number of shares of Common Stock of the Company issuable upon the exercise of such rights or options; and the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined.

          If such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the

          Company upon the exercise thereof, the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          If such rights or options shall expire without having been exercised, the adjusted Exercise Price shall forthwith be readjusted (but to no greater extent than originally adjusted) to be the adjusted Exercise Price which would have been in effect had an adjustment been made on the basis that the only shares of the Common Stock so issued and sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

               (3)  GRANT OF RIGHTS OR OPTIONS FOR CONVERTIBLE SECURITIES.
          In case at any time after the Grant Date the Company shall grant any rights or options to subscribe for, purchase, or otherwise acquire Convertible Securities, such Convertible Securities shall be deemed, for purposes of Section 4(c)(2), to have been issued and sold (as of the actual date of the issue or sale of such rights or options) for the total amount received or receivable by the Company as consideration for the granting of such rights or options plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options.

          If such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          If any such rights or options shall expire without having been exercised, the adjusted Exercise Price shall forthwith be adjusted (but to no greater extent than originally adjusted) to be the adjusted Exercise Price which would have been in effect had an adjustment been made upon the basis that the only Convertible Securities so issued or sold were those issued and sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company for such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

               (4)  DILUTION IN CASE OF OTHER STOCK OR SECURITIES.   In case any
          shares of stock or other securities, other than Common Stock of the Company, shall at the time be receivable upon the exercise of this Warrant, and in case any additional shares of such stock or any additional such securities (or any stock or any additional securities convertible into or exchangeable for any such stock or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, then and in each such case the adjusted exercise Price shall forthwith be adjusted, substantially in the manner provided for above in this

          Section 4(c), so as to protect the holders of this Warrant against the effect of such dilution.

               (5) DETERMINATION OF CONSIDERATION. Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase, or otherwise acquire any Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Common Stock or Convertible Securities or any rights or options to subscribe for, purchase, or otherwise acquire any Common Stock or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the consideration for the issue or sale of such Common Stock or Convertible Securities or such other rights or options shall be deemed to be the portion of such consideration allocated thereto by the Board of Directors of the Company.

          No adjustment pursuant to this Section 4(c) shall be made by reason of the issuance of (a) shares of Common Stock issued pursuant to the Company's stock option plans, stock purchase arrangements, or employment agreements with officers, directors, or employees of the Company, as currently in effect or as in effect in the future, approved by the Board of Directors of the Company, (b) shares of Common Stock issuable upon the conversion of preferred stock of the Company outstanding on the Grant Date, (c) shares of Common Stock issuable upon the exercise of options and warrants to purchase the Company's Common Stock outstanding on the Grant Date, or (d) any shares of Common Stock issuable upon exercise of any Warrant issued pursuant to the Stock Purchase Agreement, dated as of March 3, 1998, between and among ContiWest Corporation and the Company.

               (6)  EXCEPTED ISSUES AND SALES.   No adjustment pursuant to this
          Section 4(c) shall be made by reason of the issuance of (a) shares of Common Stock issued pursuant to the Company's stock option plans, stock purchase arrangements, or employment agreements with officers, directors, or employees of the Company, as currently in effect or as in effect in the future, approved by the Board of Directors of the Company, (b) shares of Common Stock issuable upon the conversion of preferred stock of the Company outstanding on the Grant Date, (c) shares of Common Stock issuable upon the exercise of options and warrants to purchase the Company's Common Stock outstanding on the Grant Date, or (d) any shares of Common Stock issuable upon exercise of any Warrant issued pursuant to the Stock Purchase Agreement, dated as of March 3, 1998, between and among ContiWest Corporation and the Company.

          (d) STOCK SPLIT AND REVERSE STOCK SPLIT. If the Company at any time or from time to time after the Grant Date effects a subdivision of the outstanding Common Stock, the Exercise Price (or the adjusted Exercise Price) then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time after the Grant Date combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price (or adjusted Exercise Price) then in effect immediately before that combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant
shall be proportionately decreased.   Each adjustment under this Section 4(d)
shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) NOTICE TO WARRANT HOLDER OF ADJUSTMENT. Whenever the number of shares of Warrant Stock or the Exercise Price is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 4 a notice (i) stating that an event giving rise to an adjustment hereunder has occurred, (ii) setting forth the adjusted number of shares of Warrant Stock and the adjusted Exercise Price and (iii) showing in reasonable detail the computations and the facts upon which such adjustments are based.

     5. RESTRICTIONS ON EXERCISE IMPOSED BY FEDERAL AND STATE SECURITIES LAWS. The Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered or qualified under the 1933 Act or under the securities laws of any state. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may be subject to applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise. The Holder agrees that the issuance of such securities may be deferred until the issuance or sale of such securities shall be lawful in all respects. The restrictions imposed by this Section 5 upon the exercise of this Warrant shall cease and terminate as to any particular shares of Warrant Stock (i) when such securities shall have been effectively registered and qualified under the 1933 Act and all applicable state securities laws and disposed of in accordance with the registration statement covering such securities, or
(ii) when such restrictions are no longer required in order to insure compliance with the 1933 Act and all applicable state securities laws.

     6. LEGENDS. Unless (i) the shares of Warrant Stock have been registered under the 1933 Act, or (ii) in the opinion of counsel for the Company such legend is no longer required in order to ensure compliance with the 1933 Act and all applicable state securities laws, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing such shares shall bear on the face thereof substantially the following legend:

          The securities represented by this certificate have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the 1933 Act, and under any applicable state securities laws. These securities may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under provisions of the 1933 Act and any applicable state securities laws or pursuant to an effective registration statement.

     7.   NOTICES OF RECORD DATE, ETC.  In case:

          (a) The Company shall establish a record date for the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or to receive any other right;

          (b) Of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any share exchange for shares of capital stock of another corporation or any conveyance of all or substantially all of the assets of the Company to another corporation;

          (c) Of any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (d) The Company shall enter into a letter of intent or agreement with respect to a transaction by which all of the outstanding shares of Common Stock of the Company are to be acquired by a third party;

then the Company shall mail or cause to be mailed to each Holder at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, and stating the amount and character of such dividend, distribution or rights, (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon the completion of such transaction, or (iii) the closing of the acquisition by a third party of all of the outstanding shares of Common Stock. Such notice shall be mailed as soon as practicable after the occurrence or likelihood of such event is publicly disclosed.

     8.   TRANSFER AND ASSIGNMENT.

          (a) Except as set forth in Section 8(b), neither this Warrant nor any rights hereunder may be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise). This Warrant shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant contrary to the provisions of this Agreement shall be null and void and without legal effect.

          (b) The Holder may assign or transfer this Warrant in whole or in part; provided, however, that prior to such assignment or transfer the Holder provides to the Company evidence reasonably satisfactory to the Company that the proposed transfer will be effected in compliance with all applicable laws, including without limitation federal and state securities laws.

     9. NOTICES. All notices required hereunder must be in writing and shall be deemed given when telefaxed, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested, if to the Company, at 1251 Dublin Road, Columbus, Ohio 43215, or at such other address of which the Holder has been advised by notice hereunder, and if to the Holder, at the address for the registered Holder as it appears on the books of the Company, or at such other address of which the Company has been advised by notice hereunder.

     10. RIGHTS AS A SHAREHOLDER. The Holder shall have no rights as a shareholder with respect to any shares covered by this Warrant until the date of issuance of such shares.

     11. LOST OR DESTROYED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

     12. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law principles thereof.

     [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, as of the day and year first above written.

                                   CROWN NORTHCORP, INC.


                                   By:
                                      ----------------------------------------
                                   Print Name:
                                              --------------------------------
                                   Title:
                                         -------------------------------------



[CORPORATE SEAL]

Attest:
       ----------------------------
Print Name:
           ------------------------
Title:
      -----------------------------

                             WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock of Crown NorthCorp, Inc., a Delaware corporation, and hereby makes payment of $____________ in payment therefor.



                                   -------------------------------------------
                                   Signature


                                   -------------------------------------------
                                   Signature, if jointly held

Date:
     ---------------


******************************************************************************


                         INSTRUCTIONS FOR ISSUANCE OF STOCK

(if other than to the registered holder of the within Warrant)


Name
    --------------------------------------------------------------------------
     (Please typewrite or print in block letters)


Address
       -----------------------------------------------------------------------


Social Security or Taxpayer Identification Number
                                                 -----------------------------

******************************************************************************

                               ASSIGNMENT FORM

     FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto __________________________________________________________
                        NAME (PLEASE TYPEWRITE OR PRINT IN BLOCK LETTERS) the right to purchase Common Stock of Crown NorthCorp, Inc., a Delaware corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:
      --------------

                                   Signature
                                            ----------------------------------

                                   Signature, if jointly held
                                                             -----------------

                                   EXHIBIT B

                        SELLER'S OFFICER'S CERTIFICATE

     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in that certain Stock Purchase Agreement, dated as of March ____, 1998, between and among ContiWest Corporation and Crown NorthCorp, Inc. (the "Stock Purchase Agreement").

     The undersigned, being the Chairman of the Board and Chief Executive Officer of CROWN NORTHCORP, INC., a Delaware corporation (the "Seller"), DOES HEREBY CERTIFY, in the name and on behalf of the Company, as follows:

     1.   All representations and warranties of the Seller contained in
Article II of the Stock Purchase Agreement are true and correct as of the date hereof.

     2. As of the date hereof, the Seller has performed and complied with all covenants and agreements, and satisfied all conditions required to be performed and complied with, by the Seller at or before the date hereof by the Stock Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has set his hand hereunto, in the name and on behalf of the Company, as of March ____, 1998.


                                       CROWN NORTHCORP, INC.


                                       By:
                                          ------------------------------------
                                          Ronald E. Roark
                                          Chairman of the Board and
                                          Chief Executive Officer

                                   EXHIBIT C
                       PURCHASER'S OFFICER'S CERTIFICATE

     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in that certain Stock Purchase Agreement, dated as of March ____, 1998, between and among ContiWest Corporation and Crown NorthCorp, Inc. (the "Stock Purchase Agreement").

     Each of the undersigned, each being an Authorized Signatory of CONTIWEST CORPORATION, a Nevada corporation (the "Purchaser"), DOES HEREBY CERTIFY, in the name and on behalf of the Purchaser, as follows:

     1. As of the date hereof, all representations and warranties of the Purchaser contained in Article III of the Stock Purchase Agreement are true and correct as of the date hereof.

     2. As of the date hereof, the Purchaser has performed and complied with all covenants and agreements, and satisfied all conditions required to be performed and complied with, by the Purchaser at or before the date hereof by the Stock Purchase Agreement.

     3. The Purchaser is an "accredited investor," as defined in Rule 501(a) under the Securities Act, because it is a corporation with assets in excess of $5,000,000.

     4. The Purchaser is purchasing the Closing Share for its own account, for investment purposes only, and without a view toward the resale or distribution thereof.

     5. The Purchaser's chief executive office and principal place of business is located in the State of New York.

     6. The Seller has made available to the Purchaser a reasonable time before the Closing the opportunity to ask questions of and receive answers concerning the Seller and the terms and conditions of the transaction to be consummated at the Closing.

     IN WITNESS WHEREOF, the undersigned has set his hand hereunto, in the name and on behalf of the Company, as of March ____, 1998.

                                       CONTIWEST CORPORATION


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:  Authorized Signatory


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:  Authorized Signatory


                                      -2-